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                                                            Exhibit (21)

CONSOLIDATED SUBSIDIARIES AND EQUITY COMPANIES
KIMBERLY-CLARK CORPORATION AND SUBSIDIARIES

   The following list includes certain companies that were owned directly or indirectly by Kimberly-Clark Corporation, a Delaware corporation, Dallas, Texas, as of December 31, 2000.


   This list includes all significant subsidiaries and equity companies. The place of incorporation or organization is the same as the location of the company except as shown parenthetically.


Consolidated Subsidiaries

Avent, Inc. and subsidiaries (Delaware), Tucson, Arizona
Ballard Medical Products and subsidiaries, Draper, Utah
Colombiana Kimberly Colpapel S.A. and subsidiaries, Medellin, Colombia(69%) Hakle-Kimberly Switzerland GmbH and subsidiaries, Reichenburg, Switzerland Hakle-Kimberly Deutschland GmbH and subsidiaries, Koblenz, Germany Hogla-Kimberly, Limited and subsidiaries, Hadera, Israel(50.1%)
Housing Horizons, LLC, Dallas, Texas
Kimberly Bolivia S.A., Santa  Cruz, Bolivia(35%)
Kimberly-Clark Argentina Holdings S.A. and subsidiaries, Buenos Aires,
Argentina
Kimberly-Clark a.s., Czech Republic
Kimberly-Clark Australia Holdings Pty. Ltd. and subsidiaries, Milsons Point, Australia
Kimberly-Clark B.V., Ede, The Netherlands
Kimberly-Clark CBG Hygienic Products Company Limited, Chengdu, Handan, Kunming and Nanjing, China
Kimberly-Clark Canada Inc. and subsidiaries, Mississauga, Ontario, Canada Kimberly-Clark Central American Holdings, S.A., Panama(81%)
Kimberly-Clark de Centro America, S.A. and subsidiaries, Sitio del Ni o, El Salvador(81%)
Kimberly-Clark Chile, S.A., Santiago, Chile(60%)
Kimberly-Clark do Brasil Limitada and ubsidiaries, Sao Paulo, Brazil Kimberly-Clark Ecuador S.A., Quito, Ecuador(69%)
Kimberly-Clark Holding Ltd. and subsidiaries, Kent, United Kingdom Kimberly-Clark (Hong Kong) Limited, Kowloon, Hong Kong
Kimberly-Clark International, S.A., Panama City, Panama
Kimberly-Clark Japan Limited, Tokyo, Japan
Kimberly-Clark Kenko Industria e Com rcio Ltda. and subsidiaries, Sao Paulo, Brazil(70%)
Kimberly-Clark Lda., Lisbon, Portugal
Kimberly-Clark Luxembourg S.A.R.L. and subsidiaries, Luxembourg
Kimberly-Clark Malaysia Sendirian Berhad, Petaling Jaya, Malaysia Kimberly-Clark N.V., Duffel, Belgium
Kimberly-Clark ooo, Moscow, Russia
Kimberly-Clark Paper (Guangzhou) Company Ltd., Guangzhou, China
Kimberly-Clark Paper (Shanghai), Ltd., Shanghai, China
Kimberly-Clark Paraguay, S.A., Asuncion, Paraguay(92%)
Kimberly-Clark Personal Hygienic Products Co., Ltd., Beijing, China Kimberly-Clark Personal Hygienic Products (Nanjing) Co., Ltd., Nanjing, China Kimberly-Clark Peru S.A., Lima, Peru(33%)
Kimberly-Clark Philippines Inc., Makati, Philippines(87%)
Kimberly-Clark Poland Sp. z  o.o, Warsaw, Poland
Kimberly-Clark Printing Technology, Inc.(California) and subsidiaries, Roswell, Georgia
Kimberly-Clark Products Malaysia) Sdn. Bhd., Kluang, Malaysia
Kimberly-Clark Pudumjee Limited, Pune, India(51%)
Kimberly-Clark Puerto Rico, Inc. (Delaware), San Juan, Puerto Rico Kimberly-Clark,S.L. and subsidiaries, Madrid, Spain
Kimberly-Clark - SID, S.A., Dominican Republic(80%)
Kimberly-Clark Singapore Pte. Ltd., Singapore
Kimberly-Clark S.N.C., Saint Cloud, France
Kimberly-Clark Southern Africa(Holdings) (Pty) Ltd. and subsidiaries, Johannesburg, South Africa(50% plus one share)
Kimberly-Clark S.p.A. and subsidiaries, Turin, Italy
Kimberly-Clark Technical Paper, Inc. (New Hampshire), East Ryegate, Vermont Kimberly-Clark Thailand Limited, Bangkok, Thailand
Kimberly-Clark Tissue Company (Pennsylvania), Dallas, Texas
Kimberly-Clark Ukraine LLC, Kiev, Ukraine
Kimberly-Clark Uruguay, S.A., Montevideo, Uruguay
Kimberly-Clark Venezuela, C.A., Caracas, Venezuela(69%)
Kimberly-Clark Vietnam Co., Ltd., Hanoi, Vietnam
Kimberly-Clark Worldwide, Inc. (Delaware), Dallas,  Texas
KIMNICA, S.A., Managua, Nicaragua(81%)
Ovisan Turkey, Pendik, Turkey(50.1%)
Papeles Absorbentes, S.A., Guatemala City, Guatemala(75%)
P.T. Kimberly-Lever Indonesia, Jakarta Utara, Indonesia(50% plus one share) S-K Corporation, Taipei, Taiwan
Safeskin Corporation and subsidiaries (Florida), San  Diego, California
Scott Paper Company de Costa Rica, S.A. and subsidiaries, San Jos , Costa Rica (81%)
Scott Paper Company -  Honduras, S.A. de C.V., San Pedro, Honduras(81%)
Scott, S.A. and subsidiaries, Saint Cloud, France
Taiwan Scott Paper Corporation, Taipei, Taiwan
Tecnol, Inc. and subsidiaries (Delaware), Fort Worth, Texas
YuHan-Kimberly, Limited, Seoul, Korea(70%)


Equity Companies

KCK Tissue S.A., Buenos Aires, Argentina(50%)
Kimberly-Clark Australia Pty. Limited, Milsons Point, New South Wales, Australia(50%)
Kimberly-Clark Lever, Ltd., Pune, India(50%)
Kimberly-Clark de Mexico, S.A. de C.V. and subsidiaries, Mexico City, Mexico (47.9%)
Klabin Kimberly  S.A., Sao Paulo, Brazil (50%)
Olayan Kimberly-Clark Arabia Company, Al-Khobar, Kingdom of Saudi Arabia(49%) Olayan Kimberly-Clark (Bahrain) WLL, Manama, Bahrain(49%)
P.T. Kimsari Paper Indonesia, Medan, Indonesia(50%)
Tecnosur S.A., Colombia(34%)